EXECUTION VERSION
1

SECOND AMENDMENT
TO THE
AON SUPPLEMENTAL SAVINGS PLAN
This Second Amendment (the “Amendment”) to the Aon Supplemental Savings Plan, as amended and restated as of January 1, 2017 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

WHEREAS, pursuant to resolutions of the Committee dated September 20, 2018, the Committee has delegated to Company management authority to amend the Plan in the manner set forth below.
NOW THEREFORE, pursuant to such delegation of authority by the Committee, the Plan is hereby amended, effective as of the date hereof, by adding the following as a new Supplement B to the Plan:

SUPPLEMENT B
CORPORATE TRANSACTIONS
AND PARTIAL PLAN TERMINATIONS

1.
National Flood Services. The Plan shall be terminated and liquidated, effective August 4, 2018, with respect to all Participants who experienced a “change in control event” (within the meaning of Code Section 409A) in connection with the sale of National Flood Services. In accordance with the requirements of Code Section 409A, the entire vested balance of each such Participant’s account, determined as of February 15, 2019, shall be distributed no later than March 15, 2019.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officers, this 31 day of December 2018.

AON CORPORATION

By:

_______________________________
Siobhan Ciffelli
Chief Human Resources Officer (Interim)